Exhibit 99.1

Gilead Contacts:	Immunomedics Contacts:

Douglas Maffei, PhD, Investors	Dr. Chau Cheng
(650) 522-2739	(862) 260-3727
ccheng@immunomedics.com

Amy Flood, Media	Darren Opland, PhD, Media
(650) 522-5643	(646) 627-8387
darren@lifescipublicrelations.com

For Immediate Release

GILEAD SCIENCES TO ACQUIRE IMMUNOMEDICS

-- Gilead Adds TrodelvyTM, First-in-Class Antibody-Drug Conjugate Approved to Treat Triple-

Negative Breast Cancer, With Promise in Other Forms of Breast Cancer

and Additional Solid Tumors --

-- Acquisition Transforms Gilead’s Portfolio with First-in-Class Commercial Product with Significant

Revenue and Best-in-Class Potential --

-- Trodelvy will Accelerate Gilead’s Emerging and Complementary Oncology Pipeline,

Building on Agreements Executed Earlier This Year --

-- Immunomedics to Present Latest Clinical Findings on Trodelvy at European Society for

Medical Oncology Virtual Congress 2020 This Coming Week --

Foster City, Calif. & Morris Plains, N.J., September 13, 2020 – Gilead Sciences, Inc. (Nasdaq: GILD) and Immunomedics (Nasdaq: IMMU) announced today that the companies have entered into a definitive agreement pursuant to which Gilead will acquire Immunomedics for $88.00 per share in cash. The transaction, which values Immunomedics at approximately $21 billion, was unanimously approved by both the Gilead and Immunomedics Boards of Directors and is anticipated to close during the fourth quarter of 2020.

The agreement will provide Gilead with TrodelvyTM (sacituzumab govitecan-hziy), a first-in-class Trop-2 directed antibody-drug conjugate (ADC) that was granted accelerated approval by the U.S. Food and Drug Administration (FDA) in April for the treatment of adult patients with metastatic triple -negative breast cancer (mTNBC) who have received at least two prior therapies for metastatic disease. Immunomedics plans to submit a supplemental Biologics License Application (BLA) to support full approval of Trodelvy in the United States in the fourth quarter of 2020. Immunomedics is also on track to file for regulatory approval in Europe in the first half of 2021.

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In the Phase 3 ASCENT study, which was halted early due to efficacy based on the unanimous recommendation of the independent Data Safety Monitoring Committee, Trodelvy significantly improved progression-free survival (PFS) and overall survival (OS) in previously treated patients with advanced mTNBC. Detailed results from this study are expected to be presented at the upcoming European Society for Medical Oncology (ESMO) Virtual Congress 2020.

Beyond mTNBC, Trodelvy is also being studied in an ongoing Phase 3 trial in third line HR+/HER2- breast cancer and a registrational Phase 2 study in bladder cancer. Additional ongoing studies are evaluating the potential of Trodelvy as a treatment for non-small cell lung cancer and other solid tumor types. Trodelvy is being studied as both a monotherapy and in combination with checkpoint inhibitors and other non-immuno-oncology products by Immunomedics and independent investigators. Additional clinical data for Trodelvy in bladder cancer and other solid tumors will also be presented at ESMO this coming week.

“This acquisition represents significant progress in Gilead’s work to build a strong and diverse oncology portfolio. Trodelvy is an approved, transformational medicine for a form of cancer that is particularly challenging to treat. We will now continue to explore its potential to treat many other types of cancer, both as a monotherapy and in combination with other treatments,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “We look forward to welcoming the talented Immunomedics team to Gilead so we can continue to advance this important new medicine for the benefit of patients with cancer worldwide.”

“We are very pleased that Gilead recognized the value of Trodelvy – both for the important role it has already begun to play for patients with metastatic triple-negative breast cancer and for its potential to help many other patients with cancer in the future,” said Behzad Aghazadeh, MD, Executive Chairman of Immunomedics. “We are excited for the opportunities ahead of us as we join with Gilead to advance our shared mission in defeating cancer. By working with Gilead, we have the opportunity to accelerate our progress and improve care for patients in need of new therapies.”

Compelling Strategic Benefits

•	Rapidly Expanding Trodelvy’s Benefit for Patients Globally: After closing Gilead intends to initiate numerous additional mid- and late-stage studies in the near term to determine which patients will benefit from Trodelvy as both a monotherapy or in combination with other products. Gilead brings commercial, medical, regulatory and manufacturing expertise, which will help rapidly advance Trodelvy through development and reach additional patients. Gilead will also bring to Immunomedics an established infrastructure and operations in Europe and Japan to support the launch of Trodelvy in those regions, pending approval. After closing, Gilead will retain global rights to Trodelvy outside of greater China, South Korea and certain Southeast Asian countries.

•	Trodelvy is Foundational to Gilead’s Oncology Franchise: Trodelvy will bring to Gilead a cornerstone product that broadens and deepens the company’s solid tumor pipeline, building on current marketed products and late-stage clinical candidates for patients with hematological malignancies at Kite and Gilead, including Yescarta®, Tecartus® and magrolimab.

Trodelvy is approved as a third-line treatment for mTNBC and has shown promise for earlier stages of the disease. TNBC represents approximately 15 to 20 percent of all breast cancer cases and is generally considered the most aggressive form of breast cancer. HR+/HER2- breast cancer accounts for more than 70 percent of all breast cancers.

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•	Accelerates Gilead’s Revenue and EPS Growth: Trodelvy was launched in May of 2020 and has significant commercial potential in mTNBC and other solid tumors. In addition to immediately accelerating Gilead’s revenue growth, the acquisition of Immunomedics is expected to be neutral to accretive to Gilead’s non-GAAP EPS in 2023 and significantly accretive thereafter.

Transaction Terms and Financing

Under the terms of the merger agreement, a wholly-owned subsidiary of Gilead will promptly commence a tender offer to acquire all of the outstanding shares of Immunomedics’ common stock. The $88.00 per share acquisition price represents a 108 percent premium to Immunomedics’ closing price on September 11, 2020. Following successful completion of the tender offer, Gilead will acquire all remaining shares not tendered in the offer through a second step merger at the same price as the tender offer.

The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding Immunomedics shares, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

The tender offer is not subject to a financing condition and will be funded through approximately $15 billion in cash on hand, as well as approximately $6 billion in newly issued debt. Gilead expects to retain an investment grade credit rating following this transaction and this agreement does not alter Gilead’s stated capital allocation strategy or its commitment to maintain and grow its dividend over time.

Lazard and Morgan Stanley & Co. LLC are acting as financial advisors to Gilead. Centerview Partners LLC and BofA Securities are acting as financial advisors to Immunomedics. Cowen & Company, LLC also provided advice to Immunomedics. Davis Polk & Wardwell LLP is serving as legal counsel to Gilead and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Immunomedics.

Conference Call

At 5:00 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss the transaction. A live webcast of the call can be accessed at Gilead’s Investors page at http://investors.gilead.com. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 5776009 to access the call.

Telephone replay will be available approximately two hours after the call through 8:00 p.m. Eastern Time, September 15, 2020. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 5776009. The webcast will be archived on www.gilead.com for one year.

About Trodelvy

Trodelvy (sacituzumab govitecan-hziy) is a Trop-2 directed antibody-drug conjugate indicated for the treatment of adult patients with metastatic triple -negative breast cancer (mTNBC) who have received at least two prior therapies for metastatic disease. This indication is approved under accelerated approval based on tumor response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials. To learn more about TRODELVYTM (sacituzumab govitecan-hziy), please visit https://www.trodelvy.com.

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Trodelvy carries a black box warning for severe neutropenia and severe diarrhea. The most common adverse reactions occurring in 25 or more percent of patients included nausea, neutropenia, diarrhea, fatigue, anemia, vomiting, alopecia, constipation, decreased appetite, rash and abdominal pain. The most common Grade 3 or 4 adverse events occurring in more than 5 percent of patients were neutropenia, white blood cell count decreased, anemia, hypophosphatemia, diarrhea, fatigue, nausea and vomiting. Two percent of patients discontinued treatment due to adverse events. There were no deaths related to treatment and no severe cases of neuropathy or interstitial lung disease. See trodelvy.com for additional U.S. important safety information and full Prescribing Information, including Boxed Warning.

About Immunomedics

Immunomedics is a leader in next -generation antibody-drug conjugate (ADC) technology, committed to help transform the lives of people with hard-to-treat cancers. The company’s proprietary ADC platform centers on using a novel linker that does not require an enzyme to release the payload to deliver an active drug inside the tumor cell and the tumor microenvironment, thereby producing a bystander effect. Trodelvy, the company’s lead ADC, is the first ADC the FDA has approved for the treatment of people with metastatic triple-negative breast cancer and is also the first FDA-approved anti-Trop-2 ADC. For additional information on the Company, please visit its website at http://www.immunomedics.com. The information on its website does not, however, form a part of this press release.

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California. For more information on Gilead Sciences, please visit the company’s website at www.gilead.com.

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Forward-Looking Statements

This document contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Immunomedics and the acquisition of Immunomedics by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding: the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Immunomedics’ product pipeline, including Trodelvy; expectations for achieving full FDA approval based on Immunomedics’ confirmatory data for Trodelvy and Immunomedics’ development of Trodelvy for additional indications; clinical trials (including the anticipated timing of clinical data, the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); the possibility of unfavorable results from clinical trials; regulatory applications and related timelines, including the filing and approval timelines for Biologics License Applications and supplements; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Immunomedics’ stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; Immunomedics’ ability to meet post-approval compliance obligations (on topics including but not limited to product quality, product distribution and supply chain requirements, and promotional and marketing compliance); imposition of significant post-approval regulatory requirements on Immunomedics’ products, including a requirement for a post-approval confirmatory clinical study, or failure to maintain (if received) or obtain full regulatory approval for Immunomedics’ products due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from a confirmatory clinical study; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, such as COVID-19; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Immunomedics and the Schedule TO and related tender offer documents to be filed by Gilead and Purchaser. All forward-looking statements are based on information currently available to Gilead and Immunomedics, and Gilead and Immunomedics assume no obligation and disclaim any intent to update any such forward-looking statements.

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Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Immunomedics, nor is it a substitute for any tender offer materials that Gilead, Purchaser or Immunomedics will file with the SEC. A solicitation and an offer to buy shares of Immunomedics will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Immunomedics will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. IMMUNOMEDICS’ STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Immunomedics at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Immunomedics. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Immunomedics will be available free of charge under the “Investors” section of Immunomedics’ internet website at Immunomedics.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Immunomedics file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Immunomedics’ filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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For more information on Gilead Sciences, please visit the company’s website at www.gilead.com, follow

Gilead on Twitter (@GileadSciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or

1-650-574-3000.